UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2006

Expedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Bellevue, Washington	98005
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (425) 679-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
The information included under Item 5.02 below is incorporated herein by reference.
Item 1.02.     Termination of a Material Definitive Agreement.
The information included under Item 5.02 below is incorporated herein by reference.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 5, 2006, Mr. Michael Adler, 43, was appointed Chief Financial Officer of Expedia, Inc., effective May 15, 2006. Mr. Adler will join Expedia prior to May 15th as Executive Vice President of Finance, while he transitions into the CFO position. Michael Adler is currently the Senior Vice President, Financial Planning and Analysis for IAC/InterActiveCorp(“IAC”) Mr. Adler was promoted to this position in April 2005 from Vice President, Financial Analysis and Operational Reporting, a position he held since January 2002. Mr. Adler joined IAC in May 2001 as Senior Vice President, Finance and Administration, for IAC’s Information and Services Group. Prior to joining IAC, Mr. Adler held a number of positions, including Chief Financial Officer and General Counsel for SchoolSports, Inc. and Vice President and General Counsel for Cheyenne Software, Inc., both in New York. Prior to that, Adler practiced law with Feldman, Waldman & Kline in San Francisco. In 1985, Mr. Adler received his Bachelor’s of Science degree in Economics, magna cum laude, from The Wharton School, University of Pennsylvania. Mr. Adler received his Juris Doctor (J.D.) from the University of Pennsylvania Law School, in 1988.
Mr. Adler will be entitled to receive an annual base salary of $375,000, will be eligible to receive annual discretionary bonuses, with a target bonus of 60% of his annual base salary, and will be granted a signing bonus of $250,000. The term of Mr. Adler’s Employment Agreement will be three years and include a covenant not to compete for two years after termination of his employment for any reason. Subject to the approval of Expedia’s Compensation Committee, Mr. Adler will be granted restricted stock units (“RSUs”) representing shares of common stock of Expedia with a grant-date value of $2.6 million pursuant to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, which will vest over five years. Of these, RSUs representing shares with a grant-date value of $800,000 will vest if Mr. Adler is terminated other than for cause, or if he resigns for good reason, as defined in his RSU Agreement. Upon a change of control of Expedia, 100% of Mr. Adler’s RSUs will vest immediately.
On April 5, 2006, Mr. Mark S. Gunning notified the Company that he was resigning as Executive Vice President and CFO of Expedia, Inc., effective as of May 15, 2006. Mr. Gunning’s Employment Agreement with the Company, dated as of July 14, 2005 will terminate effective May 15, 2006.

Item 7.01.     Regulation FD Disclosure.
The press release issued by the Company on April 6th with respect to the items discussed above is attached hereto as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
Exhibit 99.1     Press Release issued by the Company April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 6, 2006

EXPEDIA, INC.
By:	/s/ Keenan M. Conder
Name:	Keenan M. Conder
Title:	Senior Vice President and General Counsel

EXHIBITS
Exhibit 99.1     April 6, 2006 Press Release announcing appointment of new Chief Financial Officer and resignation of current Chief Financial Officer